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                                  EXHIBIT 10.6

                          EMPLOYMENT AGREEMENT BETWEEN
                 UCI MEDICAL AFFILIATES OF SOUTH CAROLINA, INC.

                                       AND
                               MICHAEL STOUT, M.D.

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                              EMPLOYMENT AGREEMENT

     This Employment Agreement is made as of the 1st day of November, 1995, by and between UCI Medical Affiliates of South Carolina, Inc., a South Carolina Corporation (UCI), and Michael Stout, M. D. ("Stout").

         WHEREAS, UCI desires to employ Stout, and Stout desires to be employed by UCI, in accordance with the terms and conditions hereinafter set forth:

         NOW, THEREFORE, in consideration of the mutual promises herein set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bond, agree as follows:

     1. Employment. UCI hereby agrees to employ Stout to perform the duties described in Section 3 below subject to and in accordance with the terms and conditions hereof, and Stout hereby accepts such employment.

     2. Term. The employment shall commence on the date hereof, and shall continue for a period of Five (5) years unless earlier terminated in accordance with the provisions of Section 8 of this Agreement.

         3.  Duties of Stout.

              A. In accepting employment by UCI, Stout shall undertake and assume the responsibility of performing for and on behalf of UCI the duties of Vice President of Medical Affairs of UCI in Columbia, South Carolina.

              B. Other than Stout's duties as an employee of Doctor's Care, P.A., Stout shall be a full-time employee of UCI, and shall devote his full working time and efforts to his duties hereunder. Stout shall perform all of his duties hereunder to the best of his ability and shall not, directly or indirectly, engage or participate in any activities in conflict with the best interests of UCI. Without limiting the generality of the foregoing, Stout shall not engage in any activity for compensation or pecuniary gain other than his employment hereunder, his association with Doctor's Care, P.A., and passive investing for the account of himself or members of his household. Stout agrees that his total compensation for his service to UCI shall be described in Section 4 of this Agreement.

              Stout has entered into a separate Employment Agreement with respect to his association with Doctor's Care, P.A. His compensation for services to Doctor's Care, P.A. is described in Section 3 of that Agreement. Stout agrees that his total compensation for his service to Doctor's Care, P.A. is set forth in Section 4 of that Agreement.

     4. Compensation. As compensation for the services to be rendered by Stout for UCI under this Agreement, Stout shall be compensated by UCI on the following basis:

     A. Salary. During the term of this Agreement, Stout shall receive from UCI an annual salary of Fifty Thousand and No/100 ($50,000), payable in pay periods as determined by UCI, but in no event less frequently than monthly, subject to an annual review.

     B. Other Benefits. During the term of Stout's employment with UCI, Stout shall receive from UCI such other benefits (e.g. health insurance coverage, life insurance coverage, participation in pension plans, and participation in stock option plans, etc.) reasonably comparable to, and no worse than, those benefits, if any, generally provided to other senior executives of UCI.

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              5. Confidentiality and Secrecy. Stout acknowledges that in and as a result of his employment hereunder, he will be making use of, acquiring, and/or adding to confidential information of a special and unique nature and value relating to UCI business, including without limitation technological know-how, copyrights, proprietary information, trade secrets, systems, procedures, manuals, confidential reports, records, operational expertise, lists of customers and projects, the nature and type of services rendered by UCI, the equipment and methods used and preferred by UCI customers, and the fees paid by inducement to UCI to enter into this Agreement and to pay to Stout the compensation stated in Section 4 herein, Stout covenants and agrees that during the term of his employment hereunder, and for five (5) years after the termination thereof, he shall not, directly or indirectly, make use of, or disclose to any person, any confidential information of UCI or its affiliates. Stout agrees that he will never disclose trade secrets of UCI and assigns his rights to confidential information as "work made for hire" to UCI.

              6. Covenants Against Competition. In view of the unique value to UCI of the services of Stout for which UCI has contracted hereunder, because of the confidential information to be obtained by or disclosed to Stout, as herein above set forth, and because Stout's employment hereunder will result in Stout's development of a unique relationship with customers, suppliers and employees as a material inducement to UCI to enter into this Agreement and to pay to Stout the compensation stated in Section 4 hereof, Stout covenants and agrees as follows:

                  A. during Stout's employment hereunder, and for a period of two (2) years after the termination of Stout's employment hereunder for any reason, Stout shall not directly or indirectly solicit or divert employment of any employee of UCI's business or employ any person previously employed by UCI or its affiliates.

                  B. During Stout's employment hereunder, and for a period of two (2) years after the termination of Stout's employment whereunder for any reason, Stout shall not directly or indirectly solicit, divert, or convert, or assist another person or entity to solicit, divert or convert, the customers of UCI or its affiliates to any other company or entity.

                  C. During Stout's employment hereunder, and for a period of two (2) years after the termination of Stout's employment with UCI, Stout shall not within the geographic area specified below engage in any business or perform any services, directly or indirectly, in competition with the business of UCI or its affiliates or have any interest, whether as a proprietor, partner, employee, stockholder (directly or beneficially), principal, agent, consultant, director, officer or in any other capacity or manner whatsoever, in any enterprise that shall so engage, except that Stout shall be permitted to own for investment purposes only, directly or beneficially, up to (but not more than) 2% in the aggregate of the stock of a competing corporation which is publicly-traded on a national stock exchange or the NASDAQ National Market System, so long as Stout is not a controlling person of, or a member of a group that controls, such corporation and Stout is not otherwise affiliated in any capacity with such corporation. The restrictions to this Section 6(C) shall apply everywhere within a five (5) mile radius of (i) any primary or urgent care facility owned or operated by UCI or an affiliate, and (ii) each other location where UCI or any affiliate maintains an office, in existence as of the date of such termination.

              7.  Reasonableness, Enforceability and Remedies.

                  A. Stout has carefully read and considered the provisions of
Section 5, 6 and 7, and, having done so, agrees that the restrictions set forth in these Sections, including, but not limited to, the time period of restriction and geographic limitations set forth in Section 6, are fair and reasonable and are reasonably required for the protection of the interest of UCI and its officers, directors, shareholders, employees, and affiliates.

     B. In the event that, notwithstanding the foregoing, any of the provisions of Sections 5, 6 and 7 hereof or any parts thereof shall beheld to be invalid or unenforceable, the remaining provisions or parts thereof shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable portions or parts had not been included therein. In the event that any provision of Sections 5 and 6 hereof

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relating to the time period and/or geographic restrictions and/or related aspects shall be declared by a court of competent jurisdiction to exceed the maximum restrictiveness such court deems reasonable and enforceable, the time period and/or geographic restrictions and/or related aspects deemed reasonable and enforceable by the court shall become and thereafter be the maximum restriction in such regard, and the restriction shall remain enforceable to the fullest extent deemed reasonable by such court.

     C. Stout acknowledges that the services he is to render are of a special and unusual character with a unique value to UCI and its affiliates, the loss of which cannot adequately be compensated by damages in an action at law. In the event of a breach or threatened breach by Stout of any of the provisions of
Section 5 or 6 hereof, UCI or its affiliates, in addition to and not in limitation of, any other rights, remedies, or damages available to UCI or its affiliates under this Agreement, shall be entitled to a permanent injunction in order to prevent or restrain any such breach by Stout or by Stout's partners, agents, representatives, servants, employees, consulting clients, and/or any and all persons directly or indirectly acting for or with him.

                  D. Stout covenants and agrees that if he shall violate any of his covenants or agreements under Section 5 or 6 hereof, UCI or its affiliates shall be entitled to: (I) an accounting and repayment of all profits, compensation, commissions, remuneration, or other benefits that Stout directly or indirectly has realized and/or may realize as a result of, growing out of, or in connection with, any such violation; (ii) recover actual damages incurred by UCI or its affiliates as a result of any such violation; (iii) any injunctive relief to which UCI or its affiliates is or may be entitled by law, in equity, or under this Agreement; and (iv) exercise its other rights respecting a breach of this Agreement as set forth herein.

     E. Stout's obligations under Section 5 and 6 hereof shall survive any termination of employment hereunder.

              8.  Termination

                  A. For Cause by UCI. Notwithstanding any other provisions hereof, UCI may terminate Stout's employment under this Agreement immediately at any time for "cause". For purposes hereof the term "cause" shall include, but not limited to, the commission of any of the following by Stout: dishonesty: theft; unethical business conduct; indictment for a felony; incompetence in the performance of material duties on behalf of UCI; violation of the terms and provisions of this Agreement; willful or recurring insubordination; failure to attempt, in good faith, to comply with reasonable instructions of UCI; if Stout's license to practice medicine in the State of South Carolina is revoked or otherwise terminated; or if Stout fails to follow accepted medical practices or is guilty of misconduct under the principles of medical ethics of the American Medical Association. All compensation (including without limitation the Base Salary, and all prerequisites and fringe benefits) to which Stout would otherwise be entitled shall be discontinued and forfeited as of the effective date of such termination.

                  B. Disability. In the event of Stout's disability during employment under this Agreement, then employment under this Agreement shall terminate. For purposes of this Agreement, except as provided herein below, "disability" shall mean the inability of Stout, due to sickness or other incapacity, to perform his duties under his Agreement for a period in excess of ninety (90) substantially consecutive days. Such termination shall become effective at UCI's election upon the expiration of such ninety (90) day period of disability. Upon termination of employment under this Agreement due to Stout's disability, Stout shall be entitled to payment of his Salary up to the date of termination.

     C. Death. In the event Stout dies during this term of this Agreement, this Agreement shall terminate and UCI shall pay to Stout's estate all Base Salary accrued but unpaid through the date of Stout's death.

     9. Burden of Benefit. This Agreement shall be binding upon, and shall inure to the benefit of UCI, Stout, UCI's affiliates, and their respective heirs, personal and legal representatives, successors, and assigns.

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     10.  Assignment.  This  Agreement and any rights  hereunder are personal to
Stout and shall not be assigned or otherwise transferred by Stout.

              11. Governing Law/Jurisdiction. The construction and interpretation of this Agreement shall at all times and in all respects be governed by the laws of the State of South Carolina. Stout and UCI hereby (I) agree that any litigation, action or proceeding arising out of or relating to this Agreement may be instituted in a state or federal court in Columbia, South Carolina, (ii) waives any objection which it might have now or hereafter to any litigation, action or proceeding based upon improper venue or inconvenient forum, and (iii) irrevocably submits to the jurisdiction of such courts in any such litigation, action or proceeding. For all purposes of this Agreement, Stout and UCI hereby further agree that service of process upon Stout and UCI may be affected pursuant to United States mail.

              12. Usage. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Term such as "hereof", "herein", and words of similar import shall refer to this Agreement in its entirety and all references shall refer to specified portions of this Agreement, unless the contest clearly requires otherwise.

     13. Severability. The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any one or more of the provisions of this Agreement shall not affect validity and enforceability of the other provisions.

              14. Notice. Any notice, request, approval, consent, demand or other communication hereunder shall be effective if in writing and upon the first to occur of the following: (I) upon receipt by the party to whom such notice, request, approval, consent, demand or other communications being given; or (ii) three (3) business days after being duly deposited in the U. S. Mail, certified, return receipt requested, and addressed as follows:

              Stout           Michael Stout,  M. D.
                              511 Beltline Blvd.
                              Columbia, S. C.  29205

              UCI:            UCI Medical Affiliates of South Carolina, Inc.
                              6168 St. Andrews Road
                              Columbia, S. C.  29212
                              Attn. Stephen Seeling, Esquire

The parties hereto may change their respective addresses by notice in writing given to the other parties of this Agreement.

              15. Entire Agreement. This Agreement contains the entire agreement and understanding by and between UCI and Stout with respect to the employment of Stout, and no representations, promises, agreements, or understandings, written or oral not contained herein shall be of any force or effect. No change or modification of this Agreement shall be valid or binding unless it is in writing and signed by the party intended to be bound. No waiver of any provision of this Agreement shall be valid unless it is in writing and signed by the party against whom the waiver is sought to be enforced. No valid waiver of any provision of this Agreement at any time shall be deemed a waiver of any other provision of this Agreement at such time or at any other time.

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              IN WITNESS WHEREOF, UCI and Stout have duly executed this
Agreement under seal to be effective as of the day and year first above written.

IN THE PRESENCE OF:                   UCI:

                                      UCI MEDICAL AFFILIATES OF SOUTH

Witness                               CAROLINA,  INC.             (SEAL)

                                      By:      /s/ M.F. McFarland, III, M.D.

Witness                               Its:              President

                                      STOUT:

__________________________________    /s/ Michael Stout, M.D.            (SEAL)
Witness                                        Michael Stout, M.D.

----------------------------------
Witness